FORM 8-K/A

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934.

 Date of Report (Date of earliest event reported) July 2, 1999.


                  DCI Telecommunications, Inc.
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     (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                 611 Access Road, Stratford, CT 06615
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            (Address of principal executive offices)

Registrant's telephone number, including area code:(203) 380-0910


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 (Former name or former address, if changed since last report.)

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Item 4. Changes in Registrant's Certifying Accountant.


On May 10, 1999, DCI Telecommunications and its current principal independent accounting firm, Schnitzer & Kondub, P.C., agreed that Schnitzer & Kondub, P.C. would not stand for re-election to perform audit services subsequent to its completion of the audit for the year ending March 31, 1999.

The decision to change accountants was approved by the Board of Directors on May 13, 1999.

For the years ended March 31, 1999 and 1998, Schnitzer & Kondub's report on the financial statements did not contain an adverse or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. For the years ended March 31, 1999 and 1998 and the interim period subsequent to March 31, 1999 there were no disagreements which, if not resolved to Schnitzer & Kondub's satisfaction, would have caused them to make reference to the subject matter in connection with their report.

On May 14, 1999, DCI announced that its Board of Directors has selected Deloitte & Touche LLP as the Company's new auditors for the year ending March 31, 2000. They will appear on the proxy statement for ratification by the shareholders later this year.

Item 7. Financial Statements and Exhibits

Exhibit 16.1: Former accountants letter.

                          Exhibit 16.1
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July 2, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by DCI Telecommunications, Inc., which were filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report filed July 2, 1999. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,
/s/ Schnitzer & Kondub, P.C.
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Schnitzer & Kondub, P.C.